Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cytomedix, Inc. of our report dated March 30, 2011 relating to the financial statements of Cytomedix, Inc, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Please note that the copy of our report reproduced in the Form 10-K includes a typographical error in the date.

/s/ PricewaterhouseCoopers LLP
Baltimore, MD
August 30, 2012